EXHIBIT 10.1
FORBEARANCE AGREEMENT
     THIS FORBEARANCE AGREEMENT, dated as of March 28, 2006 (this “Agreement”), is entered into among TRM Inventory Funding Trust (the “Borrower”), TRM ATM Corporation, in its individual capacity (“TRM ATM”) and as Servicer (the “Servicer”), Autobahn Funding Company LLC, as Lender (the “Lender), and DZ Bank AG, Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, as Administrative Agent (the “Administrative Agent”) and as Liquidity Agent (the “Liquidity Agent”), and U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement (as defined below).
RECITALS
     WHEREAS, the Borrower, TRM ATM, the Servicer, the Lender, the Administrative Agent, the Liquidity Agent and the Collateral Agent entered into that certain Loan and Servicing Agreement dated as of March 17, 2000 (as amended, modified, extended, renewed or replaced from time to time, the “Loan Agreement”).
     WHEREAS, TRM Corporation and TRM (ATM) Limited (the “Credit Agreement Borrowers”), certain guarantors party thereto, certain Lenders party thereto and Bank of America, N.A., as administrative agent (the “Credit Agreement Agent”) have entered into a Forebearance Agreement and Amendment (the “Credit Agreement Forebearance”) relating to certain defaults and events of default which exist or will exist under the Credit Agreement dated as of November 19, 2004, as amended by the First Amendment and Waiver to Credit Agreement dated as of November 14, 2005 (as so amended and as further amended, modified, extended, renewed or replaced from time to time, the “Credit Agreement”) arising from the Credit Agreement Borrowers’ failure to comply with the financial covenants set forth in Section 8.11(b) and Section 8.11(c) of the Credit Agreement as of the fiscal quarter ended December 31, 2005 (together with the related failure to give notice thereof, if any, in the manner required by Section 7.03(a) of the Credit Agreement, the “Existing Defaults”).
     WHEREAS, pursuant to the Credit Agreement Forebearance, the Credit Agreement Borrowers have also indicated that (i) they expect to be unable to comply with the financial covenants set forth in Section 8.11(b) and Section 8.11(c) of the Credit Agreement as of the fiscal quarter ending March 31, 2006 and (ii) that the audited financial statements for the fiscal year ended December 31, 2005 to be delivered pursuant to Section 7.01(a) of the Credit Agreement may contain a “going concern” or similar qualification (the “Anticipated Defaults” and, together with the Existing Defaults, the “Acknowledged Events of Default”).
     WHEREAS, pursuant to Section 9.01(d) of the Loan Agreement, the Existing Defaults under the Credit Agreement constitute an Event of Default under the Loan Agreement (the “Acknowledged Loan Agreement Event of Default”).
     WHEREAS, the Borrower, TRM ATM and the Servicer (collectively, the “Loan Parties”) have requested that the Administrative Agent, the Liquidity Agent and the Lender (i) forbear from exercising certain rights and remedies arising from the Acknowledged Loan Agreement

Event of Default through and until June 15, 2006, and (ii) continue to make Borrowings available to the Borrower until such date.
     WHEREAS, the Administrative Agent, the Liquidity Agent and the Lender have agreed to do so, but only pursuant to the terms set forth herein.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
     1.     Estoppel, Acknowledgement and Reaffirmation. As of March 28, 2006, the aggregate outstanding principal amount of all Loans was $79,000,000, which amount constitutes a valid and subsisting obligation of the Borrower to the Lender that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. The Loan Parties hereby acknowledge their obligations under the respective Transaction Documents to which they are party and reaffirm that each of the liens and security interests created and granted in or pursuant to the Transaction Documents is valid and subsisting and that this Agreement shall in no manner impair or otherwise adversely effect such liens and security interests.
     2.     Forbearance. Subject to the terms and conditions set forth herein, the Administrative Agent, the Liquidity Agent and the Lender agree that they shall, during the Forbearance Period (as defined below), forbear from exercising any and all rights or remedies available to them as a result of the Acknowledged Loan Agreement Event of Default, but only to the extent such rights or remedies arise exclusively as a result of the Acknowledged Loan Agreement Event of Default; provided, however, that the Administrative Agent, the Liquidity Agent and the Lender shall be free to exercise any or all of their rights and remedies arising on account of the Acknowledged Loan Agreement Event of Default at any time upon or after the occurrence of a Forbearance Termination Event (as defined below).
     3.     Forbearance Termination Events. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Administrative Agent, the Liquidity Agent or the Lender to forbear from exercising any of the rights available to them under the Loan Agreement, the other Transaction Documents, or applicable law (all of which rights and remedies are hereby expressly reserved by the Administrative Agent, the Liquidity Agent and the Lender) upon or after the occurrence of a Forbearance Termination Event. As used herein, a “Forbearance Termination Event” shall mean the earliest to occur of: (a) any Unmatured Event of Default or Event of Default under any of the Transaction Documents other than the Acknowledged Loan Agreement Event of Default; (b) a breach by any Loan Party of any term or condition of this Agreement (other than the reporting covenants specified in Section 4(a) or (b) below); (c) a “Forebearance Termination Event” shall occur under (and as defined in) the Credit Agreement Forebearance and (d) June 15, 2006. The period from the date hereof to (but excluding) the date that a Forbearance Termination Event occurs shall be referred to as the “Forbearance Period”.

     4.     Additional Forbearance Period Reporting Covenants.
     (a)     On or before April 15, 2006, May 15, 2006 and June 1, 2006 (and in any event concurrently with delivery thereof to the Credit Agreement Agent), the Loan Parties shall deliver to the Administrative Agent, the Liquidity Agent and the Lender a written summary of the status of their efforts, and those of their advisors (including without limitation Allen & Company), to (i) consummate a sale of the Credit Agreement Borrowers or any of their respective divisions, and (ii) refinance the Obligations (as defined in the Credit Agreement).
     (b)     The Loan Parties shall (i) deliver to the Administrative Agent, the Liquidity Agent and the Lender, on or before May 3, 2006 (and in any event concurrently with delivery thereof to the Credit Agreement Agent), a draft of TRM Corporation’s proposed quarterly report on Form 10Q for the quarter ended March 31, 2006 and (ii) cause the actual such report to be filed as and when due.
     (c)     Notwithstanding Section 3.04(d) of the Loan Agreement, the Borrower shall provide the Administrative Agent with written confirmation from the Letter of Credit Bank of the extension of the Letter of Credit Expiry Date for an additional period of at least 30 days at least 30 days prior to each Letter of Credit Expiry Date occurring after the date hereof.
     5.     Forbearance Fee; Expenses. In consideration of the willingness of the Administrative Agent, the Liquidity Agent and the Lender to enter into this Agreement, the Loan Parties shall be obligated to pay a forbearance fee (the “Forbearance Fee”) to the Administrative Agent on or prior to 5:00 p.m. (New York time) on March 28, 2006 in an amount equal to $75,000. The Loan Parties jointly and severally covenant and agree to pay all expenses incurred by the Administrative Agent, the Liquidity Agent and the Lender in connection with investigating any of the Acknowledged Events of Default or otherwise conducting audits or other due diligence activities in connection with the Loan Agreement during the Forbearance Period.
     6.     Effectiveness; Conditions Precedent. This Agreement shall be effective as of March 28, 2006 when the following conditions shall have been satisfied in form and substance satisfactory to the Administrative Agent:
     (a)     The Administrative Agent shall have received copies of this Agreement duly executed by the Borrower, TRM ATM, the Servicer, the Lender and the Administrative Agent.
     (b)     Payment by the Borrower of all fees due and payable in connection with the Agreement (including without limitation the Forbearance Fee) and all reasonable expenses (including reasonable attorney fees) owed by the Borrower to the Administrative Agent as of the date hereof.

     7.     Representations of Loan Parties. Each of the Loan Parties represents and warrants as follows:
     (a)     It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
     (b)     This Agreement has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (c)     No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.
     (d)     The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) materially violate, contravene or conflict with any laws applicable to it or any of its Subsidiaries.
     (e)     After giving effect to this Agreement, (i) the representations and warranties of the Loan Parties set forth in the Transaction Documents (except that the representation as to no existence of an Event of Default is hereby made subject to the Acknowledged Loan Agreement Event of Default) and (ii) no event has occurred and is continuing which constitutes an Unmatured Event of Default or an Event of Default (other than the Acknowledged Loan Agreement Event of Default).
     8.     Release. As a material part of the consideration for Administrative Agent, the Liquidity Agent and the Lender entering into this Agreement, the Loan Parties agree as follows (the “Release Provision”):
     (a)     Release and Discharge. Each Loan Party hereby releases and forever discharges the Administrative Agent, the Liquidity Agent and the Lender and their respective predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (the “Lender Parties”) jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which such Loan Party may have or claim to have against any Lender Party in any way related to the Transaction Documents.

     (b)     Covenant Not to Sue. Each Loan Party agrees not to sue any Lender Party or in any way assist any other person or entity in suing any Lender Party with respect to any claim released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.
      (c)     Representations and Warranties. Each Loan Party hereby acknowledges, represents and warrants to each Lender Party that:
     (i)     such Loan Party has read and understands the effect of the Release Provision. Such Loan Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Loan Party has read and considered the Release Provision and advised such Loan Party to execute the same. Before execution of this Agreement, such Loan Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.
     (ii)     such Loan Party is not acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Such Loan Party acknowledges that no Lender Party has made any representation with respect to the Release Provision except as expressly set forth herein.
     (iii)     such Loan Party has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.
     (iv)     such Loan Party is the sole owner of the claims released by the Release Provision, and such Loan Party has not heretofore conveyed or assigned any interest in any such claims to any other Person.
     (d)     Consideration. Such Loan Party understands that the Release Provision was a material consideration in the agreement of the Administrative Agent, the Liquidity Agent and the Lender to enter into this Agreement.
     (e)     Broadly Construed. It is the express intent of such Loan Party that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of the Administrative Agent, the Liquidity Agent and the Lender so as to foreclose forever the assertion by such Loan Party of any claims released hereby against the Administrative Agent, the Liquidity Agent and the Lender.
     9.     Reference to and Effect on Transaction Agreement. Except as specifically modified herein, the Transaction Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lender, the Collateral Agent, the Liquidity Agent or the Administrative Agent under any of the Transaction Documents, or constitute a waiver or amendment of any provision of any of the Transaction Documents, except as expressly set forth herein. Any default or event of default under this Agreement shall constitute an Event of Default under the Loan Agreement and this Agreement shall constitute a Transaction Document.
     10.     Further Assurances. The Administrative Agent, the Lender, TRM ATM, the Servicer and the Borrower each agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.
     11.     GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     12.     Miscellaneous.
     (a) This Agreement shall be binding on and shall inure to the benefit of the Borrower, TRM ATM, the Servicer, the Administrative Agent, the Liquidity Agent, the Collateral Agent, the Lender and their respective successors and permitted assigns. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Borrower, TRM ATM, the Servicer, the Administrative Agent, the Liquidity Agent, the Collateral Agent and the Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.
     (b) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     (c) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     (d) Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Transaction Documents, the provision contained in this Agreement shall govern and control.
     (e) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be effective as an original and shall constitute a representation that an original shall be delivered to the Administrative Agent.
     13.     Entirety. This Agreement and the other Transaction Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the other Transaction Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRM INVENTORY FUNDING TRUST
By:	Wilmington Trust Company, not in its
individual capacity, but solely as Owner
Trustee

By:	/s/ Denise M. Geran
	Name:	Denise M. Geran
	Title:	Vice President

TRM ATM CORPORATION
By:	/s/ Daniel E. O’Brien
	Name:	Daniel E. O’Brien
	Title:	Chief Financial Officer

AUTOBAHN FUNDING COMPANY LLC
By:	DZ Bank AG, Deutsche Zentral-
Genossenschaftsbank Frankfurt am Main,
as its attorney-in-fact

By:	/s/ Patrick Preece
	Name:	Patrick Preece
	Title:	First Vice President

By:	/s/ Rodney Hutter
	Name:	Rodney Hutter
	Title:	Vice President

DZ BANK AG, DEUTSCHE ZENTRAL- GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, as Administrative Agent and Liquidity Agent
By:	/s/ Patrick Preece
	Name:	Patrick Preece
	Title:	First Vice President

By:	/s/ Rodney Hutter
	Name:	Rodney Hutter
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Toby Robillard
	Name:	Toby Robillard
	Title:	Assistant Vice President

March 27, 2006
Wilmington Trust Company,
not in its individual capacity
but solely as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration
Re: Forebearance Agreement
     We refer (i) to the Deposit Trust Agreement, dated as of March 14, 2000 (the “Trust Agreement”), among TRM ATM Corporation, as Administrator, GSS Holdings, Inc., as Depositor, and Wilmington Trust Company, not in its individual capacity but solely as owner trustee (the “Owner Trustee”) and (ii) the Administration Agreement, dated as of March 17, 2000 (the “Administration Agreement”) between TRM Inventory Funding Trust and TRM ATM Corporation, as Administrator (the “Administrator”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in or by reference in the Trust Agreement.
     The undersigned, being the Administrator of the Trust pursuant to the Administration Agreement, hereby requests and directs you, as Owner Trustee, to execute and deliver the Forebearance Agreement relating to the Loan and Servicing Agreement in such form as may be tendered to the Owner Trustee by Mayer, Brown, Rowe & Maw LLP. By acknowledging below, the Certificateholders acknowledge, agree and consent to your execution of such documents, and join in giving the instruction and direction set forth in the preceding sentence.
     In order to induce you to take the foregoing action, we hereby agree to indemnify Wilmington Trust Company, its directors, officers, employees, and agents (individually, an “Indemnitee”) for, and agree to hold each Indemnitee harmless against, any liability, loss or expense (including, without limitation legal and other professional fees and expenses) incurred by an Indemnitee in connection with or arising out of the taking by Wilmington Trust Company, as Owner Trustee, of the foregoing requested action, all in accordance with Section 6.9 of the Trust Agreement.

1

     This letter of instruction may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Very truly yours, TRM ATM CORPORATION, as Administrator
By:	/s/ Daniel E. O’Brien
	Name:	Daniel E. O’Brien
	Title:	Chief Financial Officer

Acknowledged, Agreed and Consent to:
AUTOBAHN FUNDING COMPANY LLC

By:	DZ Bank AG, Deutsche Zentral- Genossenschaftsbank Frankfurt am Main, As its attorney-in-fact

By:	/s/ Patrick Preece
	Name:	Patrick Preece
	Title:	First Vice President

GSS HOLDINGS, INC.
By:	/s/ Bernard J. Angelo
	Name:	Bernard J. Angelo
	Title:	Vice President